Exhibit 10.37

Loan Agreements

Party A: Guangdong Mingyang Wind Power Technology Co., Ltd.

Party B: Zhongshan Mingyang Electrical Appliance Co., Ltd.

Both parties agree on the following matters, signing this agreements.

1.	Party A shall lend 160 million RMB (160,000,000,00 RMB) to Party B before April 25, 2009.

2.	Borrowing Rate: Interest shall be calculated at a 14.5% annualized rate (the combined annual ratio of Ming Yang Electric Appliance Plant paid to Industrial and Commercial Bank of China for loans collateralized with equity mortgages).

3.	Borrowing Period: From April 10, 2009 to April 8, 2010 (If changed, both parties should negotiate).

4.	Repayment Date and Method: It shall be repaid before April 8, 2010 (If the repayment term changed, both parties should negotiate to solve it).

5.	Liability for Breach of Contract: Carry out according to Law of Contract.

6.	This agreements comes into effect at the time when the funds arrives at Party A’s bank account. This agreements is made out in quadruplication and each party holds two.

Party A: Guangdong Mingyang Wind Power Technology Co., Ltd.	Party B: Zhongshan Mingyang Electrical Appliance Co., Ltd.

Representative of Party A:	Representative of Party B:

Date: April 9, 2009	Date: April 9, 2009